UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MARSH & MCLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2668272
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas

New York, New York 10036-2774

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.349% Senior Notes due 2026	New York Stock Exchange
1.979% Senior Notes due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-226427

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Marsh & McLennan Companies, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated March 14, 2019 (the “Prospectus Supplement”) to a Prospectus dated July 30, 2018 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-226427), which Registration Statement was filed with the Securities and Exchange Commission on July 30, 2018 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 15, 2011 between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

4.2	Twelfth Supplemental Indenture, dated as of March 21, 2019, between the Company and the Trustee (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 21, 2019).

4.3	Form of 1.349% Note due 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2019).

4.4	Form of 1.979% Note due 2030 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Katherine J. Brennan
Name:	Katherine J. Brennan
Title:	Deputy General Counsel,
Chief Compliance Officer &
Corporate Secretary

Date:    March 21, 2019